DEMAND PROMISSORY NOTE

CDN$22,500 **January 20, 2009**

FOR VALUE RECEIVED, Double Halo Resources Inc. (the "Borrower") promises to pay to Fifth Avenue Diversified Inc. (the "Holder") ON DEMAND the sum of CDN$22,500 (the "Loan"), together with interest at the rate of 5% per annum, compounded annually.

The Borrower shall pay the Loan together with accrued interest without set-off or counterclaim and without deduction or withholding for or on account of any present or future taxes, levies, duties, imposts or other charges of any kind.

The Borrower waives presentment, dishonour, notice of dishonour, protest or notice of protest of this promissory note.

The Borrower may, at any time and from time to time, prepay all or any part of the amount owing hereunder without notice, penalty or bonus.

This promissory note shall be governed by and construed in accordance with the laws of the Province of British Columbia, Canada.

IN WITNESS WHEREOF, the Borrower has executed this promissory note as of the 20th day of January, 2009.

DOUBLE HALO RESOURCES INC.

Per: ______________________
Authorized Signatory

2802616.1